Exhibit 99.1

Press Release
Indian Village Bancorp Shareholders Approve Merger
MILLERSBURG AND GNADENHUTTEN, Ohio, September 22, 2008 — CSB Bancorp, Inc. (OTC Bulletin Board: CSBB) (“CSB”), and Indian Village Bancorp, Inc. (OTC Bulletin Board: IDVB) (“Indian Village”) today jointly announced that shareholders of Indian Village have approved the merger of Indian Village with and into CSB.
Indian Village and CSB have obtained all necessary regulatory approvals and the merger is expected to close on October 31, 2008 pending satisfaction of other customary conditions as specified in the merger agreement.
Upon closing of the merger, Indian Village shareholders will receive cash consideration of $4.375 and 0.7611 shares of CSB common stock for each share of Indian Village common stock.
The combined company will be the largest independent community bank in its market area, with assets of more than $400 million, deposits of approximately $300 million, and thirteen banking locations in Holmes, Tuscarawas, Wayne and Stark counties of Ohio doing business as The Commercial & Savings Bank of Millersburg.
Marty Lindon, President & Chief Executive Officer of Indian Village Bancorp, Inc. commented, “We believe this transaction will provide Indian Village shareholders greater liquidity for their investment, as well as maintaining a strong community banking orientation in the communities that Indian Village served since 1923.”
Eddie Steiner, CSB’s President and Chief Executive Officer, stated, “We look forward to welcoming Indian Village’s shareholders, customers and employees to the CSB team, and to providing CSB’s broad line of banking products and services in the greater Gnadenhutten, New Philadelphia and North Canton communities.”
About CSB Bancorp, Inc.
CSB is a financial holding company headquartered in Millersburg, Ohio, with approximate assets of $340 million as of June 30, 2008. CSB provides a complete range of banking and other financial services to consumers and businesses through its wholly owned subsidiary, The Commercial and Savings Bank, with ten banking centers in

Holmes, Tuscarawas and Wayne counties and Trust offices located in Millersburg and Wooster, Ohio.
CSB common stock is listed on the Over-The-Counter Bulletin Board under the trading symbol CSBB. Additional information about CSB is available on its website at http://www.csb1.com.
Additional Information
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.
Forward-Looking Statements
This press release contains forward-looking statements about CSB, Indian Village and their respective subsidiaries. Forward-looking statements — as defined in the Private Securities Litigation Reform Act of 1995 — are necessarily subject to many risks and uncertainties that could cause CSB’s and Indian Village’s actual results to differ materially from expected results. Factors that could cause actual results to differ from expected results include changing interest rates, foreclosure rates and other economic and financial market conditions, competition, regulatory actions and changes in laws, ability to execute CSB’s and Indian Village’s business plans, and other factors described in CSB’s filings with the SEC, including but not limited to the discussion in CSB’s Annual Report on Form 10-K for the Year Ended December 31, 2007 under the caption “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment solely as of the date hereof.
For further information please contact:

Paula Meiler	Marty R. Lindon
Chief Financial Officer	President and CEO
CSB Bancorp, Inc.	Indian Village Bancorp, Inc.
(330) 674-9015	(740) 254-4313
SOURCE CSB Bancorp, Inc. and Indian Village Bancorp, Inc.